Exhibit 21.1

SUBSIDIARIES OF EXELIXIS

Artemis Pharmaceuticals GmbH, a company organized under the laws of Germany

Exelixis Plant Sciences, Inc., a Delaware corporation

X-Ceptor Therapeutics, Inc., a Delaware corporation